Exhibit 99.1

BJ’s Restaurants, Inc. Reports Financial Results for the Second Quarter of Fiscal 2008

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--BJ’s Restaurants, Inc. (NASDAQ:BJRI) today reported financial results for the second quarter of fiscal 2008 that ended on July 1, 2008.

Highlights for the second quarter were as follows (compared to the same quarter last year):

  Revenues increased approximately 16% to $92.2 million
  Comparable restaurant sales increased 0.6%, successfully hurdling a 7.5% increase in the same quarter last year
  Net income and diluted net income per share were $2.9 million and $0.11, respectively
  Four new restaurants were opened during the quarter
  2008 restaurant expansion plan remains solidly on track

“Our leadership team was pleased with our solid overall financial results for the second quarter, particularly after considering the conditions in the macro environment and a difficult quarterly comparison to overcome,” commented Jerry Deitchle, Chairman and CEO. “Not only did we achieve a positive comparable sales comparison for the quarter, we also achieved a slight sequential quarterly improvement in estimated four-wall restaurant operating cash flow margins while doing our best to navigate through the continuing challenges of the overall environment for consumer spending and the costs of key inputs to our operations. Additionally, our diluted net income per share comparison for the quarter was impacted by approximately $0.03 per share due to asset disposal costs related to selected restaurant remodels in the current quarter, as well as reduced amounts of interest and other income compared to the same quarter last year.”

“Our 0.6% increase in comparable restaurant sales for the quarter successfully hurdled a 7.5% increase for the same quarter last year, which also represented our strongest quarterly comparable sales comparison since fiscal 2004,” said Deitchle. “Additionally, BJ’s positive comparable restaurant sales metric for the second quarter compares favorably to the estimated 1.1% decrease in comparable restaurant sales for the June quarter according to the Knapp-Track(TM) industry data for casual dining.”

“So far this year, we have successfully implemented many of our planned 2008 key sales-building initiatives which include curbside cashiering service, call-ahead seating service, expanded delivery service, new lunch specials, enhanced happy hour programs and additional print media support for our new menu entrées,” said Deitchle. “During the second half of this year, we plan to promote our new online ordering service, new menu entrées, an updated wine program and our new seasonal beers which are all scheduled to be rolled out later this year. In this tough environment, we will continue to drive BJ’s top-of-mind awareness and reinforce our points of quality differentiation with our consumers.”

The Company opened four new restaurants during the second quarter of 2008 in Orlando, Florida; Indianapolis, Indiana; Baton Rouge, Louisiana; and Torrance, California. Three of these four new restaurants were opened in the latter half of the quarter. The Company continues to target as many as 15 new restaurant openings in total during 2008, of which six have opened as of the end of the second quarter. The Company currently expects to open as many as five new restaurants in the third quarter (of which two have already opened), and as many as four new restaurants in the fourth quarter. The actual timing of restaurant openings is inherently difficult to precisely predict and is subject to a number of factors outside of the Company’s control, including factors that are under the control of the Company’s landlords, municipalities and contractors.

Investor Conference Call and Webcast

BJ’s Restaurants, Inc. will conduct a conference call on its second quarter earnings release today, July 24, 2008, at 5:00 p.m. (Eastern Time). The Company will provide an Internet simulcast of the conference call. To listen to the conference call, please visit the “Investors” page of the Company's website located at http://www.bjsrestaurants.com several minutes prior to the start of the call to register and download any necessary audio software. An archive of the presentation will be available for 30 days following the call.

BJ's Restaurants, Inc. currently owns and operates 75 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrées and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (40), Texas (12), Arizona (5), Colorado (3), Oregon (2), Nevada (2), Florida (4), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1) and Louisiana (1). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in 2008, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in 2008 and the timing and location of such openings. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 40 of our current 75 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer spending trends in general for casual dining occasions, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives and (xxii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Further information concerning the Company’s results of operations for the second quarter 2008 will be provided in the Company’s Form 10-Q filing, to be filed with the Securities and Exchange Commission by August 11, 2008.

BJ’s Restaurants, Inc.
Unaudited Consolidated Statements of Income
(Dollars in thousands except for per share data)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	July 1,		July 3,		July 1,		July 3,
	2008		2007		2008		2007

Revenues	$92,227	100.0%	$79,305	100.0%	$179,049	100.0%	$150,508	100.0%
Costs and expenses:
Cost of sales	23,026	25.0	20,323	25.6	44,923	25.1	38,351	25.5
Labor and benefits	32,490	35.2	28,080	35.4	63,161	35.3	53,709	35.7
Occupancy & operating expenses	19,077	20.7	15,208	19.2	36,823	20.6	28,600	19.0
General and administrative	6,998	7.6	6,737	8.5	14,394	8.0	12,975	8.6
Depreciation and amortization	4,484	4.9	3,435	4.3	8,752	4.9	6,487	4.3
Restaurant opening expense	2,215	2.4	1,794	2.3	3,342	1.9	3,214	2.1
Loss on disposal of assets	299	0.3	–	–	351	0.2	2,004	1.3
Total costs and expenses	88,589	96.1	75,577	95.3	171,746	96.0	145,340	96.5
Income from operations	3,638	3.9	3,728	4.7	7,303	4.0	5,168	3.5

Other income:
Interest income, net	375	0.4	849	1.1	1,026	0.6	1,825	1.2
Other income, net	61	0.1	290	0.4	201	0.1	312	0.2
Total other income	436	0.5	1,139	1.5	1,227	0.7	2,137	1.4
Income before income taxes	4,074	4.4	4,867	6.2	8,530	4.7	7,305	4.9

Income tax expense	1,181	1.3	1,593	2.0	2,517	1.4	2,405	1.6

Net income	$2,893	3.1%	$3,274	4.2%	$6,013	3.3%	$4,900	3.3%

Net income per share:
Basic	$0.11		$0.13		$0.23		$0.19

Diluted	$0.11		$0.12		$0.23		$0.18

Weighted average number of shares outstanding:
Basic	26,361		26,094		26,359		26,083

Diluted	26,707		26,828		26,719		26,826

Selected Consolidated Balance Sheet Information
(Dollars in thousands)
Balance Sheet Data (end of period):	July 1, 2008 (unaudited)	January 1, 2008 (audited)

Cash and cash equivalents	$6,677	$11,617

Investments (1)	$35,095	$41,100

Total assets	$309,925	$285,299

Total long-term debt, including current portion	$ 5,000	$ –

Shareholders’ equity	$226,409	$220,523

(1) Investments are comprised of auction rate securities classified as available for sale and recorded at their fair value as of July 1, 2008. As disclosed in previous periodic reports, due to significant disruptions in the market for auction rate securities, the Company may be required to make adjustments in the reported fair value of these instruments in future quarterly periods.

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 1,	July 3,	July 1,	July 3,
Supplemental (Unaudited) Information (2)	2008	2007	2008	2007

Comparable restaurant sales % change	0.6%	7.5%	0.4%	7.2%
Restaurants opened during period	4	3	6	5
Restaurants open at period-end	73	60	73	60
Restaurant operating weeks	914	769	1,808	1,490

(2) Excludes the one licensed restaurant.

Reconciliation of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company has included the following non-GAAP financial measures in this press release or in the webcast to discuss the Company's financial results for the second quarter which may be accessed via the Company's website at http://www.bjsrestaurants.com: (i) non-GAAP net income, and (ii) non-GAAP basic and diluted net income per share. Each of these non-GAAP financial measures is adjusted from results based on GAAP to exclude certain expenses and gains. As a general matter, the Company uses these non-GAAP measures in addition to and in conjunction with results presented in accordance with GAAP. Among other things, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business. In addition, the Company believes that such non-GAAP financial information is provided by its competitors and such information is used by analysts and others in the investment community to analyze the Company's results and in formulating estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company's results have underperformed or exceeded expectations or the results of its competitors.

These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Non-GAAP net income and non-GAAP basic and diluted net income per share exclude the effects of (i) stock-based compensation expense, and (ii) loss on disposal of certain assets. In addition, non-GAAP net income and non-GAAP diluted net income per share reflect an adjustment of income tax expense associated with exclusion of the foregoing expense items. The adjustment of income taxes is required in order to provide management and investors a more accurate assessment of the taxes that would have been payable on net income, as adjusted by exclusion of the effects of the above listed items. The Company believes that presentation of measures of net income and diluted net income per share that exclude these items assists management and investors in evaluating the period over period performance of the Company's ongoing core business operations because the expenses are non-cash in nature. Additionally, although the sizes of the Company’s grants of various equity awards are within the Company's control, the amount of stock compensation expense varies depending on factors such as short-term fluctuations in stock price and volatility which can be unrelated to the operational performance of the Company during the period in question and generally is outside the control of management during the period in which the expense is recognized. Moreover, the Company believes that the exclusion of stock-based compensation in presenting non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to the Company's net income and net income per share in comparison to prior periods as well as to its competitors. Furthermore, with the respect to the exclusion of charges relating to the disposal of certain assets, the Company believes that presentation of a measure of non-GAAP net income and net income per share that excludes such charges is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors.

The Company believes disclosure of non-GAAP net income and non-GAAP basic and diluted net income per share has economic substance because the excluded expenses are infrequent in nature and do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measures of net income and diluted net income per share is that they may not be comparable with the calculation of net income and diluted net income per share for other companies in the Company's industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.

(Unaudited, dollars in thousands except for per share data)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	July 1,		July 3,		July 1,		July 3,
	2008		2007		2008		2007

Net income as reported	$2,893	3.1%	$3,274	4.2%	$6,013	3.3%	$4,900	3.3%
Stock-based compensation:
Labor and benefits	221	0.2	162	0.2	429	0.2	323	0.2
General and administrative	617	0.7	555	0.7	1,225	0.7	1,094	0.7
Loss on disposal of assets	299	0.3	–	–	351	0.2	2,004	1.3
Tax effect - stock-based compensation	(243)	(0.3)	(235)	(0.3)	(488)	(0.3)	(468)	(0.3)
Tax effect - loss on disposal of assets	(87)	(0.1)	–	–	(104)	(0.1)	(667)	(0.5)
Non-GAAP net income	$3,700	3.9%	$3,756	4.8%	$7,426	4.0%	$7,186	4.7%

Basic net income per share:	$0.11		$0.13		$0.23		$0.19
Stock-based compensation	0.03		0.03		0.06		0.05
Loss on disposal of assets	0.01		0.00		0.01		0.08
Tax effect - stock-based compensation	(0.01)		(0.01)		(0.02)		(0.02)
Tax effect - loss on disposal of assets	(0.00)		(0.00)		(0.00)		(0.02)
Non-GAAP basic net income per share	$0.14		$0.15		$0.28		$0.28

Diluted net income per share:	$0.11		$0.12		$0.23		$0.18
Stock-based compensation	0.03		0.03		0.06		0.05
Loss on disposal of assets	0.01		0.00		0.01		0.07
Tax effect - stock-based compensation	(0.01)		(0.01)		(0.02)		(0.02)
Tax effect - loss on disposal of assets	(0.00)		(0.00)		(0.00)		(0.02)
Non-GAAP diluted net income per share	$0.14		$0.14		$0.28		$0.26

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, (714) 500-2400